UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	1-34795	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2011, the Board of Directors (the “Board”) of Mentor Graphics Corporation (the “Company”) approved and adopted certain amendments to the Company’s Bylaws effective March 14, 2011 (as amended, the “Bylaws”), which are summarized as follows:

•	Section 1.2 Special Meetings.

This section of the Bylaws was amended to require that a special meeting of the shareholders be called upon the demand of holders of one-third of all shares entitled to vote at the meeting. The obligation to call such a meeting is limited to one special meeting between any two annual meetings of shareholders and the meeting must be held on a date at least 60 days after the immediately preceding annual meeting and at least 120 days before the first anniversary of the immediately preceding annual meeting. The former Bylaw provision regarding special meetings permitted special meetings of the shareholders to be called only by the Chief Executive Officer or by the Board.

The Board amended this Bylaw provision because it believes that there are occasions when a significant minority of Company shareholders should have the ability to call a special meeting in the event a matter is sufficiently important to merit prompt consideration. The Board also believes this ability should be appropriate in scope in order to protect the resources of the Company and the interests of all shareholders, and accordingly, that the revised Bylaw provision strikes the appropriate balance between these two goals.

•	Section 2.2 Number, Term and Qualification.

This section of the Bylaws was amended to (i) fix the size of the Board at no less than 5 directors, (ii) limit the ability of the Board to increase the number of directors by more than one director between any two annual meetings of shareholders (such number not to exceed 9 directors prior to the annual meeting of shareholders occurring in 2011) and (iii) remove the ability of the Board to alter the frequency of elections of directors. The former Bylaw provision regarding the size and term of the Board fixed the number of directors at between 5 and 9 and permitted the Board to change the number, term and qualification of directors at its discretion.

The Board amended this Bylaw provision because it believes that, as a matter of corporate governance, Company shareholders should have the ability to vote on certain changes to Board composition before such changes are undertaken. The Board also believes that it should retain appropriate flexibility to add a single director position between any two annual meetings without prior shareholder approval if it determines that the addition of a candidate would be in the best interests of the Company and its shareholders.

•	Article X Control Share Acquisitions.

A new Article X was added to the Bylaws in order to opt out of the Oregon Control Share Act, which regulates the process by which a person may acquire control of an Oregon public corporation without the consent and cooperation of the corporation’s board of directors.

Each of these new or revised Bylaw provisions may only be amended or repealed by the requisite vote of the Company’s shareholders, and not by the Board.

The Board conducted a specific review of the Bylaws following recent proposals made by Carl C. Icahn and his affiliated entities in connection with the nomination of a minority slate for election to the Board at the upcoming 2011 annual meeting of shareholders (the “2011 Annual Meeting”). The Board has adopted these Bylaw amendments and determined to address additional bylaw proposals for consideration of shareholders at the 2011 Annual Meeting. Related information regarding these amendments and proposals will be available in the Company’s proxy statement related to the 2011 Annual Meeting (see “Important Information” below for additional information).

A copy of the Bylaws, as amended and restated, is attached hereto as Exhibit 3.B, which is incorporated herein by reference. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.B.

Important Information

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the 2011 Annual Meeting. Shareholders are advised to read the Company’s definitive proxy statement related to the 2011 Annual Meeting and any other relevant documents filed by the Company with the Securities and Exchange Commission (the “SEC”) when they become available because they will contain important information. The definitive proxy statement, and any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at http://www.sec.gov and http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

Information Regarding Participants

The Company, its directors and certain of its executive officers and employees identified in its preliminary proxy statement filed with the SEC on March 15, 2011 may be participants in the solicitation of proxies from shareholders in connection with the 2011 Annual Meeting. Information about the directors and other individuals and their interests is available in the preliminary proxy statement (and will be available in the definitive proxy statement to be filed with the SEC), a free copy of which may be obtained as described above.

Item 8.01	Other Events.

The information included in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.B	Bylaws of Mentor Graphics Corporation, as of March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION

Date: March 15, 2011	By:	/s/ Dean M. Freed
Dean M. Freed Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

3.B	Bylaws of Mentor Graphics Corporation, as of March 14, 2011.